Exhibit 99.1

CAMAC Energy Provides Update on Nigerian OMLs 120/121 and West African Growth; Announces Execution of Definitive Agreement with Avana Petroleum

HOUSTON, TEXAS – December 30, 2011 – CAMAC Energy Inc. (NYSE Amex:  CAK), a U.S.-based energy company engaged in the exploration, development and production of oil and gas, today announced that it has been informed that Nigerian Agip Exploration (“NAE”), a subsidiary of Eni SpA (“Eni”), its partner in Nigerian OMLs 120 and 121 (the “OMLs”), has signed a definitive agreement to divest its 40% working interest in the OMLs to Allied Energy PLC (“Allied”), an affiliate of the Company’s largest shareholder. According to NAE, the transaction is subject to customary conditions for closing and is expected to conclude during the first quarter of 2012.

The Company has also been informed that following the closing, Allied plans to expedite the development of Oyo Field by drilling two additional production wells commencing in 2012. These two wells are expected to significantly increase oil production over current levels. It is the Company’s understanding that Allied also intends to accelerate exploration activities in the OMLs to fully exploit potential outside of Oyo Field, independently estimated at up to two billion barrels of unrisked prospective oil resources.

As part of its West African regional growth strategy, the Company is also announcing today that it has reached agreement on commercial terms with two national oil companies to acquire three offshore exploration licenses covering three blocks (“license blocks”). Per the agreed terms, CAMAC Energy will be the operator, with majority working interests in each of the license blocks. The license blocks are located in the highly prospective West African Transform Margin, home to several recent major discoveries in Ghana (Jubilee, Odum) and Sierra Leone (Venus, Mercury) and a core focus area for the Company’s expansion efforts. All terms and final award of the license blocks are subject to the final governmental approvals and signing of production sharing contracts, which are expected in the first quarter of 2012.  Full details are expected to be released at that time.

Finally, the Company is announcing that it has signed a definitive agreement with the principal shareholders of Avana Petroleum Limited, a private Isle of Man company (“Avana”), that following completion of the transactions contemplated by the agreement will result in the acquisition of 100% of the issued share capital of Avana.  The total purchase price is US$15 million, payable in shares of the Company’s common stock in three tranches, with the first tranche of US$10 million payable upon completion and the second and third tranches of US$2.5 million payable at six-month intervals following completion.  The transaction is subject to a number of conditions to closing and is expected to conclude during the first quarter of 2012.

Avana’s primary asset is a 25% participating interest in an approximately 15,000 km2 (3.7 million acre) shallow water exploration area in the Seychelles Islands operated by its partner East Africa Exploration, a wholly owned subsidiary of Afren Plc (“Afren”).  The acreage has been independently estimated to contain 464 million barrels of oil equivalent of gross prospective resources.  Additionally, Avana is finalizing the acquisition of a 10% interest in an exploration block offshore Kenya operated by Dominion Petroleum Limited (“Dominion”). The production sharing contract for the 5,110 km2 (1.3 million acre) exploration area was awarded to the partners in May 2011 and final Government approval is expected in the first quarter of 2012.

As part of the transaction, Sam Malin, CEO of Avana Petroleum will join CAMAC Energy as a business development consultant focused on securing additional assets in prospective East African basins.

Chairman and CEO, Kase Lawal, commented “Since assuming the role of CEO earlier this year, I consistently reiterated two primary goals for CAMAC Energy during 2011. The first was to remove uncertainty with regards to our Nigerian OMLs 120 and 121 by defining and accelerating a development and exploration program. The second goal was to expand our asset footprint by acquiring high-impact exploration acreage in emerging frontier basins in Sub-Saharan Africa.”

“With today’s announcements, we believe we have made significant progress towards both goals. First, we are very pleased that NAE has agreed to sell its interest in the OMLs to Allied, which has subsequently committed to a two well drilling program commencing in 2012. We expect this new clarity to help unlock the value of both our reserves and prospective resources in OMLs 120 and 121. Secondly, we are in the process of acquiring highly sought after assets in the West African Transform Margin and the East Africa offshore region. Each of these areas is considered among the world’s most exciting emerging hydrocarbon provinces. These new properties will open a new chapter for CAMAC Energy as an operator with ability to control the pace of exploration and development.”

Lawal added, “2011 has been a year of immense challenges and opportunities for CAMAC Energy, and we are pleased to exit the year with very positive momentum towards our goal of creating significant shareholder value. We look forward to updating you further on these developments in early 2012, and most importantly, continuing to execute our vision of building a leading African-focused exploration and production company.”

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development and production of oil and gas. The Company currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in OML 120 and OML 121, offshore oil leases in deepwater Nigeria that started production from the Oyo Oilfield in December 2009, and a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China. The Company was founded in 2005 and has offices in Houston, Texas, Beijing, China, and Lagos, Nigeria.

About Avana Petroleum Limited

Avana Petroleum Limited is an independent oil and gas exploration group incorporated in the Isle of Man in 2007 whose core area of interest centers on the western Indian Ocean and East African margin, which Avana has strategically recognized and selected as they are considered highly prospective and amongst the last underdeveloped hydrocarbon frontiers relatively unexploited on a commercial scale. Key members of the Avana team have been active in the region since the early 1990s and before. Also, several team members were instrumental in the identification of the economic potential of Madagascar’s heavy oil resources and the subsequent appraisal of these assets moving them towards eventual development.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are “forward-looking statements,” including statements regarding the Company’s proposed transactions, business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “should,” “believes,” “expects,” “anticipates” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Risks and uncertainties regarding the transactions described herein include the possibility that the parties are unable to reach final agreement, that necessary governmental approvals are not received, that the closing of the transactions does not occur, either due to the failure of closing conditions, rights of the parties to terminate the definitive agreements, or other reasons, risks that the transactions disrupt current plans and divert management from day-to-day operations, and the amount of the costs, fees, expenses and charges related to the transactions. In addition, the Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of other factors including those discussed in the Company’s periodic reports that are filed with and available from the Securities and Exchange Commission (“SEC”). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Other Matters

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only “reserves,” as that term is defined under SEC rules. We use the terms “prospective oil resources” and “gross prospective resources” in this press release in reference to certain oil and gas interests, which the SEC’s guidelines do not permit us to include in our filings with the SEC.

Nothing herein shall be deemed to constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company. Any securities issued in connection with the transactions described herein will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Relations Contact:

Investor Relations:
ICR
(832) 209-1419
IR@camacenergy.com

or

Media:
CAMAC Energy Inc.
Cristy Taylor, 713-797-2940
PR@camacenergy.com